           As filed with the Securities and Exchange Commission on June 11, 2002
                                                 Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _______________


                                ICU MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)
         Delaware                                                 33-0022692
(State or other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                               951 Calle Amanecer
                         San Clemente, California 92673
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                                ICU MEDICAL, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                                 _______________

                               FRANCIS J. O'BRIEN
                Secretary, Treasurer and Chief Financial Officer
                                ICU Medical, Inc.
                               951 Calle Amanecer
                         San Clemente, California 92673
                     (Name and Address of Agent for Service)
                                 (949) 366-2183
          (Telephone Number, Including Area Code, of Agent for Service)

                                _______________

                                 With a Copy to:

                             STEPHEN E. NEWTON, Esq.
                       Heller Ehrman White & McAuliffe LLP
                            601 South Figueroa Street
                          Los Angeles, California 90017
                                 (213) 689-0200

                                _______________

                                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- -----------------
                                                 Proposed                Proposed
                                                 Maximum                 Maximum
Title of Securities       Amount to              Offering Price          Aggregate              Amount of
 to be Registered         be Registered          Per Share               Offering Price         Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- -----------------
Common Stock              6,750,000 shares       $ 30.18  (1)            $ 203,715,000          $ 18,742
------------------------- ---------------------- ----------------------- ---------------------- -----------------
(1)      Estimated solely for purposes of determining the registration fee based upon the average of the high and low prices of the Common Stock reported by the Nasdaq National Market on June 7, 2002
-----------------------------------------------------------------------------------------------------------------

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
------            ---------------------------------------

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities registered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

         The following documents filed with the Commission (File No. 0-19974) are incorporated in this Registration Statement by reference:

                  1. Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

                  2. Registrant's Current Report on Form 8-K filed February 19, 2002.

                  3.       Registrant's Current Report on Form 8-K filed March
                           4, 2002.

                  4.       Registrant's Current Report on Form 8-K filed March
                           15, 2002.

                  5. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

                  6.       Registrant's Current Report on Form 8-K filed May 15,
                           2002.

         There is incorporated in this Registration Statement by reference the description of Registrant's Common Stock contained in Registrant's Prospectus (Subject to Completion) in Registrant's Registration Statement on Form S-1 (Registration No. 33-45734) filed with the Commission on February 14, 1992, which description was incorporated by reference into Registrant's Registration Statement on Form 8-A dated March 19, 1992 filed with the Commission under the Exchange Act on March 21, 1992.

Item 4.           Description of Securities.
------            -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
------            --------------------------------------

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
------            -----------------------------------------

         Section 145 of the General Corporation Law of Delaware (the "GCL") permits, and under certain circumstances requires, Registrant to indemnify its directors, officers, employees and agents subject to certain conditions and limitations. Article VII of Registrant's Bylaws requires it to indemnify directors and permits it to indemnify officers, employees and agents to the full extent permitted by the GCL. Registrant has also entered into Indemnity Agreements with its officers pursuant to which Registrant has agreed to indemnify them. The Indemnity Agreements require indemnification of officers, under circumstances in which such indemnification would otherwise be discretionary, unless Registrant sustains the burden of proving that the officer has not met the applicable standard of conduct. Registrant is not obligated to make any payment prohibited by law. Registrant's Bylaws, together with the Indemnity Agreements, expand its indemnification obligations to the full extent permitted by law. While Delaware law contemplates some expansion of indemnification beyond what is specifically authorized by the GCL, the courts have not yet established the boundaries of permissible indemnification.

Item 7.           Exemption from Registration Claimed.
------            -----------------------------------

                  Not applicable.

Item 8.           Exhibits.
------            --------

                  4        Not applicable.

                  5.1      Opinion of Heller Ehrman White & McAuliffe LLP.

                  15       Not applicable.

                  24.1 Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1).

                  24.2     Consent of Arthur Andersen LLP

                  25.1 Power of Attorney of certain officers and directors (included on Page II-4).

                  28       Not applicable.

                  29       Not applicable.

Item 9.           Undertakings.
------            ------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on June 10, 2002.

                                              ICU MEDICAL, INC.


                                              By  /s/GEORGE A. LOPEZ
                                                  ------------------------------
                                                  George A. Lopez
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Lopez and Francis J. O'Brien, or either of them, his or her attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                        Title                                 Date
                ---------                                        -----                                 ----

           /s/GEORGE A. LOPEZ                          Chairman of the Board and                   June 10, 2002
           ------------------                          Chief Executive Officer,
             George A. Lopez                         (Principal Executive Officer)

          /s/FRANCIS J. O'BRIEN                              Treasurer and                         June 10, 2002
          ---------------------                         Chief Financial Officer
           Francis J. O'Brien                (Principal Financial and Accounting Officer)

            /s/JACK W. BROWN                                   Director                            June 10, 2002
            ----------------
              Jack W. Brown

           /s/JOHN J. CONNORS                                  Director                            June 10, 2002
           ------------------
             John J. Connors

      /s/MICHAEL T. KOVALCHIK, III                             Director                            June 10, 2002
      ----------------------------
        Michael T. Kovalchik, III

          /s/JOSEPH R. SAUCEDO                                 Director                            June 10, 2002
          --------------------
            Joseph R. Saucedo

          /s/RICHARD H. SHERMAN                                Director                            June 10, 2002
          ---------------------
           Richard H. Sherman

          /s/ROBERT S. SWINNEY                                 Director                            June 10, 2002
          --------------------
            Robert S. Swinney

                                  EXHIBIT INDEX

         Exhibits
         --------

         5.1      Opinion of Heller Ehrman White & McAuliffe LLP.

         24.1     Consent of Heller Ehrman White & McAuliffe LLP
                  (included in Exhibit 5.1).

         24.2     Consent of Arthur Andersen LLP

         25.1     Power of Attorney of certain officers
                  and directors (included on Page II-4).